EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Richmond Mutual Bancorporation, Inc. of our report dated March 23, 2026, with respect to the consolidated financial statements of Richmond Mutual Bancorporation, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

March 23, 2026